News Release

Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Reports Fourth Quarter and Fiscal Year 2013 Results
•	Fourth Quarter 2013 results from continuing operations included:
o	Net sales of $144.7 million, down 2.6 percent year-over-year
o	Net income of $0.04 per share, including one-time charges
o	Adjusted EBITDA of $9.8 million, up 55.6 percent year-over-year
•	Full year 2013 results from continuing operations included:
o	Net sales of $642.9 million, down 19.1 percent year-over-year
o	Net loss of $0.56 per share, including one-time charges
o	Adjusted EBITDA of $47.0 million, down 28.7 percent year-over-year
•	Strong liquidity to execute the Company’s business plan in 2014
•	Lowered breakeven point, positioning Company for higher future profitability

EVANSVILLE, Ind. – March 3, 2014 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported financial results for the fourth quarter and fiscal year 2013 ended December 31, 2013.

Fourth Quarter 2013 Results
Fourth quarter 2013 net sales from continuing operations were $144.7 million, compared with $148.6 million in the same period in 2012, a decline of 2.6 percent, primarily reflecting the impact of weaker industry conditions in our Brillion segment, OEM market share changes and continued competitive pressures in our Gunite and Wheels segments during the quarter.  The Company experienced an operating loss of $1.7 million for the quarter, as compared to an operating loss of $149.0 million in the fourth quarter of 2012.  The 2012 operating loss included $133.7 million in one-time impairment charges related to goodwill and other assets related to Gunite.  The Company reported net income of $1.9 million, or $0.04 per share, during the quarter compared to a net loss of $154.5 million, or $3.26 per share, in 2012.  Fourth quarter Adjusted EBITDA increased by 55.6 percent year-over-year to $9.8 million, or 6.8 percent of net sales, compared to $6.3 million, or 4.2 percent of net sales, in the same quarter of 2012.  As of December 31, 2013, Accuride had $33.4 million of cash plus $30.2 million in availability under its ABL Credit Facility, for total liquidity of $63.6 million.

Fiscal Year 2013 Results
Net sales from continuing operations for the fiscal year ended December 31, 2013 were $642.9 million, compared with $794.6 million in the prior year, a decrease of 19.1 percent.  The decline in net sales was primarily the result of lower production by commercial vehicle manufacturers, previously announced market share losses at Gunite and weaker industrial end-markets at Brillion.  Accuride reported a fully diluted loss per share of $0.56 for the year ended December 31, 2013.  Adjusted EBITDA from continuing operations for fiscal-year 2013 was $47.0 million, compared to $65.9 million in the prior year, a 28.7 percent decrease.

Commenting on Accuride’s fourth-quarter results and business conditions, President and CEO Rick Dauch said, “The past year proved challenging for Accuride due to continued weakness in our principal end markets that led to disappointing financial results.  We responded by taking the tough, necessary actions to selectively reduce SG&A and overhead costs to be in line with changing market conditions throughout the year.  These and other actions to consolidate our operational footprint enabled us to lower the breakeven point of each of our businesses and achieve operating income performance at or near break-even for the year.
“In addition, the completion of our major capital upgrades and adoption of Lean systems across our operations have yielded quality, warranty, delivery and lead-times consistently at or approaching world-class levels.  Our financial and operational performance in the fourth quarter directly reflects these actions and indicates the kind of improved results we expect to generate going forward as our end markets continue to recover,” Dauch added.

Industry Conditions
Net orders for the Class 8 and Class 5-7 commercial vehicle segments Accuride supplies improved in the fourth quarter with the arrival of the industry’s traditional peak order season, while trailer production was down 1.8 percent year-over-year.  Class 8 and Class 5-7 production was up 4.7 percent and 9.2 percent, respectively, over Q4 2012.  Net orders across all segments were strong as profitable fleets continue to replace aging equipment.  Class 8 net orders in January 2014 were up 22.8 percent year-over-year, while Class 5-7 and U.S. Trailer were up 8.2 percent and 4.8 percent, respectively.  With orders increasing, the industry could see higher build rates during the first half of 2014, particularly within the Class 8 segment.  Overall, the future of the commercial vehicle industry remains bright.  Fleets are generally optimistic about current conditions within the trucking industry.  Freight tonnage is forecasted to steadily grow, which will continue to drive higher demand for trucks and trailers.  Demand in Brillion’s core industrial, construction, mining, and oil and gas markets, however, remained low in the fourth quarter and is not expected to recover until 2015-16.

Fourth Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $84.0 million, down $2.2 million, or 2.6 percent, from the same period in 2012, primarily due to OEM market share changes and continued competitive pressure in the segment.  Wheels’ Adjusted EBITDA was $14.7 million, a decrease of $1.4 million, or 8.7 percent, from the fourth quarter of 2012.  The Company’s advanced coating technology for steel wheels, Steel Armor™, began commercial production in January 2014, the culmination of a $6.5 million investment in new coating capacity at the Henderson and Monterrey wheel plants.

Gunite
Gunite segment net sales were $37.6 million, up $1.1 million, or 3.0 percent, from the fourth quarter of 2012, attributable primarily to stronger aftermarket demand for drums.  Gunite’s Adjusted EBITDA was $2.7 million, compared to a negative $4.2 million in the fourth quarter of 2012.  Gunite’s results reflect the operational improvements from capital investments and consolidation of operations.  The Company is targeting Gunite to become a 10 to12 percent EBITDA business in 2014.

Brillion Iron Works
Brillion Iron Works’ fourth quarter net sales were $23.1 million, down $2.7 million, or 10.5 percent, from the fourth quarter of 2012.  Brillion’s Adjusted EBITDA was a negative $0.5 million, a decrease of $3.7 million, from the fourth quarter of 2012.  Brillion’s fourth-quarter results were impacted by lower demand in its core industrial, construction, mining, and oil and gas markets, plus costs related to  completing a new five-year collective bargaining agreement for the business.  The Company currently doesn’t expect Brillion’s end markets to improve until 2015.

Liquidity and Debt
As of December 31, 2013, total debt was $330.2 million, consisting of $305.2 million of our outstanding 9.5% senior secured notes, net of discount, and a $25.0 million draw on our ABL Credit Facility, which is a reduction of $10 million from the previous quarter.  As of December 31, 2013, Accuride had $33.4 million of cash plus $30.2 million in availability under its ABL Credit Facility, for total liquidity of $63.6 million.

Business and Market Outlook
“Since the launch of our ‘Fix & Grow’ strategy 30 months ago, we have invested to create a more strategically focused, competitive Accuride that is capable of delivering consistent operating and financial performance, even at reduced revenue levels,” Accuride President and CEO Rick Dauch said.  “At the same time, we have introduced new technologies that offer customers greater value, including the Gunite Silver Lightweight Brake Drum and the revolutionary new Steel Armor™ coating that is now standard on our steel wheels.  Market response has been favorable.  With the introduction of these new technology advances and our work to ‘Fix’ Accuride into a capable, competitive and profitable company largely behind us, we are energized by our ability to support customers dependably from more capable assets that allow us to compete for business more effectively than ever before.  Due to our more focused footprint and reduced cost base, we expect to generate higher levels of profitability as we regain share and leverage the market recovery projected for 2014 and beyond. ”

“With the North American commercial vehicle market showing signs of renewed strength, we expect Class 8 truck builds will be in the range of 260,000 to 275,000 units in 2014.  Recent equipment order trends support a healthier backlog-to-build ratio, which should lead to an increase in our OEM customers’ production levels throughout the year.  Overall, we expect the North American commercial vehicle market to be up by approximately three to seven percent in 2014, while Brillion’s mining equipment and other core industrial end markets are not projected to recover until 2015.  For 2014, we are focused on expanding margins on only moderately higher revenues as we continue to secure profitable new business to fill open capacity, lower our SG&A, reduce capital spending and manage working capital to enhance liquidity,” added Dauch.

2014 Financial Guidance
Accuride’s management expects the Company’s 2014 net sales to be in the range of $650 million to $685 million, and Adjusted EBITDA to be in the range of $60 million to $70 million.  The 2014 guidance is based on North American Class 8 production levels in range of 260,000 to 275,000 units, North American Class 5-7 production levels in the range of 200,000 to 215,000 units and North American Trailer production in the range of 235,000 to 245,000 units.  In addition, management expects the net sales for its Brillion business unit to be flat compared to 2013 as its end markets are not expected to recover until 2015-16.

Earnings Conference Call Information
Accuride will host a conference call to discuss the financial and operational results of its Fourth Quarter and Full-Year Fiscal 2013 on Monday, March 3, 2014, beginning at 9:00 a.m. Central Time.  Analysts and investors may participate on the conference call by dialing (800) 708-4539 in the United States, or (847) 619-6396 internationally, and using participant code 36732253.  A live webcast of the conference call can be accessed via the Investors section of the company’s website – www.AccurideCorp.com/investors.  A replay will be available from March 3, 2014, at 11:30 a.m. CDT until 11:59 p.m. CDT, March 10, 2014, by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, using access code 36732253.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company’s products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, and BrillionTM. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results

	Three Months Ended December 31,
(Dollars in thousands)	2013		2012

Net sales:
Wheels	$84,006	58.1%	$86,225	58.0%
Gunite	37,634	26.0%	36,539	24.6%
Brillion Iron Works	23,051	15.9%	25,811	17.4%
Total net sales	$144,691	100.0%	$148,575	100.0%

Gross Profit (loss)	$8,702	6.0%	$(2,742)	(1.8)%

Income (loss) from Operations:
Wheels	$5,416	6.4%	$1,078	1.3%
Gunite	1,203	3.2%	(139,821)	(382.7)%
Brillion Iron Works	(1,699)	(7.4)%	(1,312)	(5.1)%
Corporate / Other	(6,589)	—	(8,961)	—
Consolidated Total	$(1,669)	(1.2)%	$(149,016)	(100.3)%

Net Income (Loss)	$1,611	1.1%	$(156,538)	(105.4)%

Adjusted EBITDA:
Wheels	$14,733	17.5%	$16,141	18.7%
Gunite	2,745	7.3%	(4,164)	(11.4)%
Brillion Iron Works	(549)	(2.4)%	3,213	12.4%
Corporate / Other	(7,103)	—	(8,926)	—
Continuing Operations	$9,826	6.8%	$6,264	4.2%

Brillion Farm	(50)	—	—	—
Imperial Group	(150)	—	(1,153)	(0.1)%
Consolidated Total	$9,626	6.7%	$5,111	3.4%

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Fiscal Year Operating Results

	Year Ended December 31,
(Dollars in thousands)	2013		2012

Net sales:
Wheels	$364,614	56.7%	$414,340	52.2%
Gunite	168,988	26.3%	221,974	27.9%
Brillion Iron Works	109,281	17.0%	158,320	19.9%
Total net sales	$642,883	100.0%	$794,634	100.0%

Gross Profit	$45,188	7.0%	$51,001	6.4%

Income (loss) from Operations:
Wheels	$30,883	8.5%	$44,928	10.8%
Gunite	2,599	1.5%	(151,940)	(68.4)%
Brillion Iron Works	1,027	0.9%	11,969	7.6%
Corporate / Other	(35,741)	—	(44,187)	—
Consolidated Total	$(1,232)	(0.2)%	$(139,230)	(17.5)%

Net Loss	$(38,313)	(6.0)%	$(178,007)	(22.4)%

Adjusted EBITDA:
Wheels	$68,487	18.8%	$89,673	21.6%
Gunite	8,230	4.9%	(4,247)	(1.9)%
Brillion Iron Works	5,885	5.4%	20,212	12.8%
Corporate / Other	(35,559)	—	(39,776)	—
Continuing Operations	$47,043	7.3%	$65,862	8.3%

Brillion Farm	(137)	—	—	—
Imperial Group	(869)	(1.2)%	(3,074)	(2.3)%
Consolidated Total	$46,037	7.2%	$62,788	7.9%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended December 31,
(In thousands, except per share data)	2013	2012

NET SALES	$144,691	$148,575
COST OF GOODS SOLD	135,989	151,317
GROSS PROFIT	8,702	(2,742)
OPERATING EXPENSES:
Selling, general and administrative	10,371	12,542
Impairment of goodwill	—	62,839
Impairment of other intangibles	—	36,767
Impairment of property, plant and equipment	—	34,126
LOSS FROM OPERATIONS	(1,669)	(149,016)
OTHER INCOME (EXPENSE):
Interest expense, net	(8,465)	(8,614)
Other income (loss), net	(570)	(1,400)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(10,704)	(159,030)
INCOME TAX BENEFIT	(12,622)	(4,487)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,918	(154,543)
DISCONTINUED OPERATIONS, NET OF TAX	(307)	(1,995)
NET INCOME (LOSS)	$1,611	$(156,538)
Weighted average common shares outstanding—basic	47,588	47,378
Basic income (loss) per share – continuing operations	$0.04	$(3.26)
Basic income (loss) per share – discontinued operations	(0.01)	(0.04)
Basic income (loss) per share	$0.03	$(3.30)
Weighted average common shares outstanding—diluted	47,950	47,378
Diluted income (loss) per share – continuing operations	$0.04	$(3.26)
Diluted income (loss) per share – discontinued operations	(0.01)	(0.04)
Diluted income (loss) per share	$0.03	$(3.30)
OTHER COMPREHENSIVE INCOME (LOSS):
Defined benefit plans	47,190	(19,416)
Income tax benefit related to items of other comprehensive income	(16,249)	2,360
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	30,941	(17,056)
COMPREHENSIVE INCOME (LOSS)	$32,552	$(173,594)

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
(In thousands, except per share data)	2013	2012

NET SALES	$642,883	$794,634
COST OF GOODS SOLD	598,927	743,633
GROSS PROFIT	43,956	51,001
OPERATING EXPENSES:
Selling, general and administrative	45,188	56,499
Impairment of goodwill	—	62,839
Impairment of other intangibles	—	36,767
Impairment of property, plant and equipment	—	34,126
LOSS FROM OPERATIONS	(1,232)	(139,230)
OTHER INCOME (EXPENSE):
Interest expense, net	(35,027)	(34,938)
Other income (loss), net	(320)	(864)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(36,579)	(175,032)
INCOME TAX PROVISION (BENEFIT)	(10,244)	(1,657)
LOSS FROM CONTINUING OPERATIONS	(26,335)	(173,375)
DISCONTINUED OPERATIONS, NET OF TAX	(11,978)	(4,632)
NET LOSS	$(38,313)	$(178,007)
Weighted average common shares outstanding—basic	47,548	47,378
Basic income (loss) per share – continuing operations	$(0.56)	$(3.66)
Basic income (loss) per share – discontinued operations	(0.25)	(0.10)
Basic income (loss) per share	$(0.81)	$(3.76)
Weighted average common shares outstanding—diluted	47,548	47,378
Diluted income (loss) per share – continuing operations	$(0.56)	$(3.66)
Diluted income (loss) per share – discontinued operations	(0.25)	(0.10)
Diluted income (loss) per share	$(0.81)	$(3.76)
OTHER COMPREHENSIVE INCOME (LOSS):
Defined benefit plans	49,879	(19,772)
Income tax benefit related to items of other comprehensive income	(16,757)	2,360
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	33,122	(17,412)
COMPREHENSIVE LOSS	$(5,191)	$(195,419)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,
(In thousands)	2013	2012

Net income (loss)	$1,611	(156,538)
Income tax benefit	(12,622)	(4,487)
Interest expense, net	8,465	8,614
Depreciation and amortization	10,790	154,382
Restructuring, severance and other charges1	253	430
Other items related to our credit agreement2	1,129	2,710
Adjusted EBITDA	$9,626	5,111

Note:
1)
For the three months ended December 31, 2013, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.3 million in costs associated with restructuring items.  For the three months ended December 31, 2012, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.4 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended December 31, 2013, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.1 million.  For the three months ended September 30, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $2.7 million.

	Year Ended December 31,
(In thousands)	2013	2012

Net loss	$(38,313)	(178,007)
Income tax benefit	(10,244)	(1,657)
Interest expense, net	35,027	34,938
Depreciation and amortization	44,329	192,847
Restructuring, severance and other charges1	11,550	10,113
Other items related to our credit agreement2	3,688	4,554
Adjusted EBITDA	$46,037	62,788

Note:
1)
For the year ended December 31, 2013, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $11.6 million in costs associated with restructuring items.  For the year ended December 31, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $10.1 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the year ended December 31, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $3.7 million.  For the year ended December 31, 2012, items related to our credit agreement consisted of foreign currency income and other income or expenses of $4.5 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended December 31, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$5,416	7,892	1,425	$14,733
Gunite	1,203	1,288	254	2,745
Brillion Iron Works	(1,699)	1,119	31	(549)
Corporate / Other	(6,589)	482	(996)	(7,103)
Continuing Operations	$(1,669)	10,781	714	$9,826

Brillion Farm	(50)	—	—	(50)
Imperial Group	(159)	9	—	(150)
Consolidated Total	$(1,878)	10,790	714	$9,626

	Three Months Ended December 31, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$1,078	$13,468	1,595	$16,141
Gunite	(139,821)	135,342	315	(4,164)
Brillion Iron Works	(1,312)	4,495	30	3,213
Corporate / Other	(8,961)	806	(771)	(8,926)
Continuing Operations	$(149,016)	$154,111	1,169	$6,264

Brillion Farm	—	—	—	—
Imperial Group	(1,424)	271	—	(1,153)
Consolidated Total	$(150,440)	$154,382	1,169	$5,111

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	Year Ended December 31, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$30,883	$31,700	$5,904	$68,487
Gunite	2,599	4,709	922	8,230
Brillion Iron Works	1,027	4,400	458	5,885
Corporate / Other	(35,741)	2,631	(2,449)	(35,559)
Continuing Operations	$(1,232)	$43,440	$4,835	$47,043

Brillion Farm	(137)	—	—	(137)
Imperial Group	(1,758)	889	—	(869)
Consolidated Total	$(3,127)	$44,329	$4,835	$46,037

	Year Ended December 31, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$44,928	$37,911	$6,834	$89,673
Gunite	(151,940)	143,114	4,579	(4,247)
Brillion Iron Works	11,969	8,123	120	20,212
Corporate / Other	(44,187)	2,712	1,699	(39,776)
Continuing Operations	$(139,230)	$191,860	$13,232	$65,862

Brillion Farm Brillion Farm	—	—	—	—
Imperial Automotive	(4,061)	987	—	(3,074)
Consolidated Total	$(143,291)	$192,847	$13,232	$62,788

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(In thousands)	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,426	$26,751
Customer and other receivables	59,520	64,596
Inventories, net	39,329	61,192
Other current assets	16,993	10,175
Total current assets	149,268	162,714
PROPERTY, PLANT AND EQUIPMENT, net	219,624	267,377
OTHER ASSETS:
Goodwill and other assets	242,885	247,725
TOTAL	$611,777	$677,816
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$47,527	$59,181
Other current liabilities	42,472	47,580
Total current liabilities	89,999	106,761
LONG-TERM DEBT	330,183	324,133
OTHER LIABILITIES	129,711	182,049
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	61,884	64,873
TOTAL	$611,777	$677,816

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